UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to R240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: ☐
	(2)	Aggregate number of securities to which transaction applies: ☐
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee calculated and state how it was determined): ☐
	(4)	Proposed maximum aggregate value of transaction: ☐
	(5)	Total fee paid: ☐

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VMWARE, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2015

The following information relates to the proxy statement (the “Proxy Statement”) of VMware, Inc. (the “Company”), dated April 15, 2015, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof, to be held at the Company’s principal executive offices at 3401 Hillview Avenue, Palo Alto, California 94304, on Wednesday, May 27, 2015, at 9:00 a.m. local time. All capitalized terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Security Ownership of Certain Beneficial Owners and Management

On April 15, 2015, the Company filed the Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). Subsequent to the filing of the Proxy Statement, the Company became aware that Cisco Systems, Inc. qualified for inclusion in the beneficial ownership table contained in the section captioned “Security Ownership of Certain Beneficial Owners” on page 36 of the Proxy Statement as a beneficial owner of 5% or more of the Company’s Class A common stock. Information with respect to Cisco Systems, Inc. is included in the table below. Other than these changes, the Proxy Statement remains unchanged.

The information below is based solely upon a Form 13F filed with the SEC on February 6, 2015 by Cisco Systems, Inc. as an institutional investment manager. Such Form 13F also lists Cisco Systems International B.V. as an institutional investment manager with respect to the report on Form 13F.

Five Percent Beneficial Owners	Number of Class A Shares Beneficially Owned	Percentage of Outstanding Class A Shares	Percentage of Total Vote
Cisco Systems, Inc. 170 West Tasman Dr. San Jose, CA 95134-1706	6,500,000	5.12%	**

**	Represents voting percentage of less than 1%